Exhibit 99.1

HERITAGE BANKSHARES, INC.	150 Granby Street Norfolk, Virginia 23510

FOR IMMEDIATE RELEASE

Press Release

Contact:	John O. Guthrie
Phone:	757-648-1523

Heritage Bankshares, Inc. Declares Dividend

Norfolk, Va.: November 28, 2007 – Heritage Bankshares, Inc. (“Heritage”) (OTCBB: HBKS) announced that today its Board of Directors declared a $0.06 per share dividend on Heritage’s common stock. The dividend will be paid on December 20, 2007 to shareholders of record on December 10, 2007.

About Heritage

Heritage is the parent company of Heritage Bank (www.heritagebankva.com). Heritage Bank has four full-service branches in the City of Norfolk and one in the City of Virginia Beach. Heritage Bank provides a full range of financial services including business, personal and mortgage loans.

Forward Looking Statements

The press release contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Heritage’s actual results, performance, achievements, and business strategy to differ materially from the anticipated results, performance, achievements or business strategy expressed or implied by such forward-looking statements. Factors that could cause such actual results, performance, achievements and business strategy to differ materially from anticipated results, performance, achievements and business strategy include: general and local economic conditions, competition, capital requirements of the planned expansion, customer demand for Heritage’s banking products and services, and the risks and uncertainties described in Heritage’s most recent Form 10-KSB filed with the Securities and Exchange Commission. Heritage disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.